Exhibit 99.1

April 18, 2024

Media contact:	Investor/analyst contact:
Media Relations	Ryan St. John
(206) 304-0008	VP Finance, Planning and Investor Relations
ALKInvestorRelations@alaskaair.com

Alaska Air Group reports first quarter 2024 results
Achieved record first quarter operating revenue of $2.2 billion
Ratified new agreement with AMFA-represented employees

SEATTLE — Alaska Air Group (NYSE: ALK) today reported financial results for the first quarter ending March 31, 2024, and provided outlook for the second quarter ending June 30, 2024.

"I want to recognize Alaska's employees for their uncompromising prioritization of safety, for taking great care of our guests, and for delivering strong performance in the first quarter," said CEO Ben Minicucci. "Despite significant challenges to start the year our results have far exceeded initial expectations. Thanks to thoughtful capacity planning, network optimization, and diligent cost control, we are well positioned to carry our strong performance into the second quarter and beyond."

Impact of Flight 1282:
Air Group's first quarter operation and results were significantly impacted by Flight 1282 in January and the Boeing 737-9 MAX grounding which extended into February. The Company has received $162 million in initial cash compensation from Boeing to address the financial damages incurred during the first quarter.

The table below illustrates the financial impact of the Flight 1282 accident and 737-9 MAX grounding compared to the three months ended March 31, 2023:

	Q1 2023	Q1 2024
(in millions, except per share amounts)	As Reported	As Reported	Grounding Impact	Excluding Grounding Impact
Adjusted income (loss) before income tax	($115)	($157)	($162)	$5
Adjusted earnings (loss) per share	($0.62)	($0.92)	~($0.95)	~$0.03
YoY change in capacity		(2%)	~(5.5%)	~3.5%

Financial Results:
•Reported net loss for the first quarter of 2024 under Generally Accepted Accounting Principles (GAAP) of $132 million, or $1.05 per share, compared to a net loss of $142 million, or $1.11 per share, for the first quarter of 2023.
•Reported net loss for the first quarter of 2024, excluding special items and mark-to-market fuel hedge accounting adjustments, of $116 million, or $0.92 per share, compared to a net loss of $79 million, or $0.62 per share, for the first quarter of 2023.
•Repurchased 561,086 shares of common stock for approximately $21 million in the first quarter.
•Generated $292 million in operating cash flow for the first quarter.

•Held $2.3 billion in unrestricted cash and marketable securities as of March 31, 2024.
•Ended the quarter with a debt-to-capitalization ratio of 47%, within the target range of 40% to 50%.

Operational Updates:
•Agreement to purchase Hawaiian Airlines for $18 per share was approved by Hawaiian shareholders. The proposed combination remains subject to regulatory approval.
•Ratified a five-year collective bargaining agreement with approximately 1,000 Alaska Airlines employees represented by AMFA.
•Completed inspections of all 737-9 MAX aircraft and returned the fleet to service in February.
•Enhanced quality oversight program at the Boeing production facility to validate the work and quality of our aircraft as they progress through the manufacturing process.
•Received two E175 aircraft during the quarter, bringing the total in the Horizon fleet to 43.

Commercial Updates:
•Launched partnership with Bilt Rewards, which adds Alaska's Mileage Plan as a transfer partner and later in 2024 will allow Alaska Airlines Visa Signature® cardholders to earn 3x miles when paying rent via Bilt.
•Announced growth plans out of Portland to provide guests with more travel options, including 25% increased capacity and a new daily nonstop flight to Atlanta, beginning later this year.
•Announced new daily nonstop service between Santa Rosa and Las Vegas, which will be Air Group's seventh destination from Sonoma County.
•Introduced Alaska Access, a monthly subscription program for price-conscious travelers that offers Wi-Fi vouchers, early access to sales, and a personalized fare page.

The following table reconciles the company's reported GAAP net loss per share (EPS) for the three months ended March 31, 2024 and 2023 to adjusted amounts.

	Three Months Ended March 31,
	2024		2023
(in millions, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net loss per share	$(132)	$(1.05)	$(142)	$(1.11)
Mark-to-market fuel hedge adjustments	(13)	(0.10)	20	0.16
Special items - fleet transition(a)	26	0.21	13	0.10
Special items - integration costs(b)	8	0.06	—	—
Special items - labor and other(c)	—	—	51	0.40
Income tax effect of reconciling items above	(5)	(0.04)	(21)	(0.17)
Non-GAAP adjusted net loss per share	$(116)	$(0.92)	$(79)	$(0.62)
(a) Special items - fleet transition in the three months ended March 31, 2024 and 2023 is primarily for costs associated with the retirement of Airbus and Q400 aircraft, as well as gains on the sale of certain Q400 aircraft.
(b) Special items - integration costs is associated with our pending acquisition of Hawaiian Airlines.
(c) Special items - labor and other is for changes to Alaska pilots' sick leave benefits resulting from an agreement signed in the first quarter of 2023.

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.

Alaska will hold its quarterly conference call to discuss first quarter results at 8:30 a.m. PDT on April 18, 2024. A webcast of the call is available to the public at www.investor.alaskaair.com. For those unable to listen to the live broadcast, a replay will be available after the call.
Second Quarter and Full Year 2024 Forecast Information

Q2 Expectation
Capacity (ASMs) % change versus 2023	Up 5% to 7%
Economic fuel cost per gallon	$3.00 to $3.20
Earnings per share(a)	$2.20 to $2.40

Full Year Expectation
Capacity (ASMs) % change versus 2023	< 3%
Earnings per share(a)	$3.25 to $5.25
Capital expenditures	$1.2 billion - $1.3 billion
(a) Earnings per share guidance assumes a full year tax rate of approximately 25%

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2023. Some of these risks include competition, labor costs, relations and availability, general economic conditions including those associated with pandemic recovery, increases in operating costs including fuel, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.

Alaska Airlines and our regional partners serve more than 120 destinations across the United States, the Bahamas, Belize, Canada, Costa Rica, Guatemala and Mexico. We offer our guests a premium flying experience with award-winning customer service and an industry-leading loyalty program, Mileage Plan. With our fellow oneworld Alliance members and additional global partners, our guests have more choices than ever to purchase, earn or redeem on alaskaair.com across 30 airlines and more than 1,000 worldwide destinations. Learn more about Alaska at news.alaskaair.com and follow @alaskaairnews for news and stories. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group.

###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.
	Three Months Ended March 31,
(in millions, except per share amounts)	2024	2023	Change
Operating Revenue
Passenger revenue	$2,004	$1,984	1%
Mileage Plan other revenue	164	154	6%
Cargo and other revenue	64	58	10%
Total Operating Revenue	2,232	2,196	2%

Operating Expenses
Wages and benefits	804	723	11%
Variable incentive pay	44	47	(6)%
Aircraft fuel, including hedging gains and losses	565	665	(15)%
Aircraft maintenance	122	124	(2)%
Aircraft rent	47	59	(20)%
Landing fees and other rentals	165	152	9%
Contracted services	97	95	2%
Selling expenses	77	66	17%
Depreciation and amortization	126	104	21%
Food and beverage service	58	54	7%
Third-party regional carrier expense	54	52	4%
Other	205	177	16%
Special items - fleet transition	26	13	100%
Special items - integration costs	8	—	NM
Special items - labor and other	—	51	(100)%
Total Operating Expenses	2,398	2,382	1%
Operating Loss	(166)	(186)	11%

Non-operating Income (Expense)
Interest income	17	17	—%
Interest expense	(35)	(28)	25%
Interest capitalized	6	7	(14)%
Other - net	—	(9)	(100)%
Total Non-operating Expense	(12)	(13)	(8)%
Loss Before Income Tax	(178)	(199)
Income tax benefit	(46)	(57)
Net Loss	$(132)	$(142)

Basic Loss Per Share	$(1.05)	$(1.11)
Diluted Loss Per Share	$(1.05)	$(1.11)
Weighted Average Shares Outstanding used for computation:
Basic	125.970	127.501
Diluted	125.970	127.501

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	March 31, 2024	December 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$885	$281
Marketable securities	1,393	1,510
Total cash and marketable securities	2,278	1,791
Receivables - net	384	383
Inventories and supplies - net	104	116
Prepaid expenses	177	176
Other current assets	186	239
Total Current Assets	3,129	2,705

Property and Equipment
Aircraft and other flight equipment	10,363	10,425
Other property and equipment	1,839	1,814
Deposits for future flight equipment	431	491
	12,633	12,730
Less accumulated depreciation and amortization	4,439	4,342
Total Property and Equipment - net	8,194	8,388

Other Assets
Operating lease assets	1,174	1,195
Goodwill and intangible assets	2,033	2,033
Other noncurrent assets	283	292
Total Other Assets	3,490	3,520

Total Assets	$14,813	$14,613

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions, except share amounts)	March 31, 2024	December 31, 2023
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$181	$207
Accrued wages, vacation and payroll taxes	481	584
Air traffic liability	1,604	1,136
Other accrued liabilities	791	800
Deferred revenue	1,313	1,221
Current portion of operating lease liabilities	158	158
Current portion of long-term debt and finance leases	301	353
Total Current Liabilities	4,829	4,459

Long-Term Debt, Net of Current Portion	2,264	2,182

Noncurrent Liabilities
Long-term operating lease liabilities, net of current portion	1,098	1,125
Deferred income taxes	649	695
Deferred revenue	1,320	1,382
Obligation for pension and post-retirement medical benefits	365	362
Other liabilities	311	295
Total Noncurrent Liabilities	3,743	3,859

Commitments and Contingencies

Shareholders' Equity
Preferred stock, $0.01 par value, Authorized: 5,000,000 shares, none issued or outstanding	—	—
Common stock, $0.01 par value, Authorized: 400,000,000 shares, Issued: 2024 - 139,137,527 shares; 2023 - 138,960,830 shares, Outstanding: 2024 - 125,705,964 shares; 2023 - 126,090,353 shares	1	1
Capital in excess of par value	707	695
Treasury stock (common), at cost: 2024 - 13,431,563 shares; 2023 - 12,870,477 shares	(840)	(819)
Accumulated other comprehensive loss	(294)	(299)
Retained earnings	4,403	4,535
	3,977	4,113
Total Liabilities and Shareholders' Equity	$14,813	$14,613

SUMMARY CASH FLOW (unaudited)
Alaska Air Group, Inc.
(in millions)	Three Months Ended March 31,
	2024	2023
Cash Flows from Operating Activities:
Net Loss	$(132)	$(142)
Non-cash reconciling items	168	191
Changes in working capital	256	173
Net cash provided by operating activities	292	222

Cash Flows from Investing Activities:
Property and equipment additions	(57)	(124)
Supplier proceeds	162	—
Other investing activities	213	184
Net cash provided by investing activities	318	60

Cash Flows from Financing Activities:	(5)	(114)

Net increase in cash and cash equivalents	605	168
Cash, cash equivalents, and restricted cash at beginning of period	308	369
Cash, cash equivalents, and restricted cash at end of the period	$913	$537

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.
	Three Months Ended March 31,
	2024	2023	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	9,774	9,852	(1)%
RPMs (000,000) "traffic"	12,524	12,554	—%
ASMs (000,000) "capacity"	15,378	15,705	(2)%
Load factor	81.4%	79.9%	1.5 pts
Yield	16.00¢	15.80¢	1%
PRASM	13.03¢	12.63¢	3%
RASM	14.51¢	13.98¢	4%
CASMex(b)	11.60¢	10.44¢	11%
Economic fuel cost per gallon(b)	$3.08	$3.41	(10)%
Fuel gallons (000,000)	188	189	(1)%
ASMs per gallon	81.8	83.1	(2)%
Departures (000)	95.7	95.4	—%
Average full-time equivalent employees (FTEs)	23,013	22,978	—%
Operating fleet(c)	315	314	1 a/c
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of the importance of this measure to investors in the accompanying pages.
(c)Includes aircraft owned and leased by Alaska and Horizon as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excludes all aircraft removed from operating service.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.
Income (Loss) Before Income Tax Reconciliation
	Three Months Ended March 31,
	2024		2023
(in millions)	Dollars	Margin	Dollars	Margin
Loss before income tax	(178)	(8.0)%	(199)	(9.1)%
Adjusted for:
Mark-to-market fuel hedge adjustment	(13)		20
Special items - fleet transition	26		13
Special items - integration costs	8		—
Special items - labor and other	—		51
Adjusted loss before income tax	(157)	(7.0)%	(115)	(5.2)%

CASMex Reconciliation
	Three Months Ended March 31,
(in millions)	2024		2023
Total operating expenses	2,398		2,382
Less the following components:
Aircraft fuel, including hedging gains and losses	565		665
Freighter costs(a)	15		14
Special items - fleet transition	26		13
Special items - integration costs	8		—
Special items - labor and other	—		51
Total operating expenses, excluding fuel, freighter costs, and special items	1,784		1,639

CASM	15.59	¢	15.17	¢
CASMex	11.60	¢	10.44	¢
(a) Freighter costs in the three months ended March 31, 2024 and 2023 are not presented separately on the statements of operations.

Fuel Reconciliation
	Three Months Ended March 31,
	2024		2023
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$565	$3.01	$633	$3.35
Losses on settled hedges	13	0.07	12	0.06
Economic fuel expense	578	3.08	645	3.41
Mark-to-market fuel hedge adjustment	(13)	(0.07)	20	0.11
Aircraft fuel, including hedging gains and losses	$565	$3.01	$665	$3.52
Fuel gallons		188		189

Debt-to-capitalization, including operating and finance leases
(in millions)	March 31, 2024	December 31, 2023
Long-term debt, net of current portion	$2,264	$2,182
Capitalized operating leases	1,256	1,283
Capitalized finance leases(a)	—	64
Adjusted debt, net of current portion of long-term debt	3,520	3,529
Shareholders' equity	3,977	4,113
Total Invested Capital	$7,497	$7,642

Debt-to-capitalization ratio, including operating and finance leases	47%	46%
(a)We included our capitalized finance lease balances as of December 31, 2023, which were recognized within the 'Current portion of long-term debt and finance leases' line of the condensed consolidated balance sheet.

Adjusted net debt to earnings before interest, taxes, depreciation, amortization, rent, and special items
(in millions)	March 31, 2024	December 31, 2023
Current portion of long-term debt and finance leases	$301	$353
Current portion of operating lease liabilities	158	158
Long-term debt	2,264	2,182
Long-term operating lease liabilities, net of current portion	1,098	1,125
Total adjusted debt	3,821	3,818
Less: Total cash and marketable securities	2,278	1,791
Adjusted net debt	$1,543	$2,027

(in millions)	Twelve Months Ended March 31, 2024	Twelve Months Ended December 31, 2023
Operating Income(a)	$414	$394
Adjusted for:
Special items	413	443
Mark-to-market fuel hedge adjustments	(35)	(2)
Depreciation and amortization	473	451
Aircraft rent	196	208
EBITDAR	$1,461	$1,494
Adjusted net debt to EBITDAR	1.1x	1.4x
(a)Operating income can be reconciled using the trailing twelve month operating income as filed quarterly with the SEC.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By excluding certain costs from our unit metrics, we believe that we have better visibility into the results of operations. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. We believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management and investors to understand the impact of company-specific cost drivers which are more controllable by management. We adjust for expenses related directly to our freighter aircraft operations to allow for better comparability to other domestic carriers that do not operate freighter aircraft. We also exclude certain special charges as they are unusual or nonrecurring in nature and adjusting for these expenses allows management and investors to better understand our cost performance.

•CASMex is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance. CASMex is also a measure commonly used by industry analysts, and we believe it is the basis by which they have historically compared our airline to others in the industry. The measure is also the subject of frequent questions from investors.

•Adjusted pretax income is an important metric for the employee incentive plan, which covers the majority of Air Group employees.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of these items as noted above is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our unit revenue, we do not, nor are we able to, evaluate unit revenue excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenue in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Adjusted net debt - long-term debt, including current portion, plus capitalized operating and finance leases, less cash and marketable securities

Adjusted net debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, special items and rent)

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM; represents all operating expenses including fuel, freighter costs, and special items

CASMex - operating costs excluding fuel, freighter costs, and special items per ASM, or "unit cost"

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating and finance lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Freighter Costs - operating expenses directly attributable to the operation of Alaska's Boeing 737 freighter aircraft exclusively performing cargo missions

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

PRASM - passenger revenue per ASM, or "passenger unit revenue"

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile